Exhibit 99.1
Keenova Reports Third Quarter 2026 Financial Results

Continued Strong Performance Driven by Growth in Acthar® Gel1 and XIAFLEX®2

XIAFLEX Pipeline Advances: Plantar Fibromatosis sBLA Submission Expected in First Quarter 2027, Hammer Toe Phase 3 Study Enrollment Initiated

Raises Full-Year Net Sales and Adjusted EBITDA Guidance on Higher XIAFLEX Growth Expectations and Acthar Gel Strength

Conference Call and Webcast Today at 8:00 a.m. ET

Third Quarter 2026 Highlights3

•Acthar Gel net sales of $227 million
•XIAFLEX net sales of $164 million
•Net sales from continuing operations of $550 million
•Loss from continuing operations of $96 million
•Adjusted EBITDA from continuing operations of $233 million
•Merger synergies ahead of plan in 2026 and on track to achieve three-year target

DUBLIN, November 10, 2026 – Keenova Therapeutics plc (“Keenova” or the “Company”) today reported its financial results for the third quarter ended September 30, 2026.
“On this day last year, Keenova introduced itself as a new company with a new identity and a bright future,” said Siggi Olafsson, Board Chair and Chief Executive Officer. “Since that day, we have made significant strategic, commercial, operational, and clinical progress toward fulfilling our goal of becoming a pure-play branded therapeutics company. Our third-quarter 2026 results further demonstrate the consistent progress we are making against that goal.

“In the quarter our core brands, Acthar Gel and XIAFLEX, contributed better-than-expected performance, driven primarily by increased demand and improved operational execution,” Mr. Olafsson said. “As a result, we are reiterating our full-year net sales growth outlook for Acthar Gel of 20% to 22% and now expect XIAFLEX net sales to grow 10% to 11% year over year.

“On the clinical front, our efforts to expand indications for XIAFLEX remain on track,” Mr. Olafsson said. “We expect to submit an sBLA in the first quarter of 2027 for the treatment of plantar fibromatosis. Across Keenova, we continue to demonstrate the benefit of our strategy to build a branded therapeutics leader that improves outcomes for patients while delivering sustainable long-term value for shareholders.”

Impact on Financial Results Due to Completion of Mallinckrodt-Endo Merger and Subsequent Par Health Separation

On July 31, 2025, the Company (formerly Mallinckrodt plc) completed its business combination with Endo LP (formerly Endo, Inc.) (“Endo”) (the “merger” or the “business combination”) and recorded Endo’s assets and liabilities on its balance sheet at fair value. On November 10, 2025, the Company completed the separation of Par Health, Inc. (“Par Health”) (the “separation”). Keenova is required to present Par Health’s assets and liabilities, results of operations, and cash flows as discontinued operations retroactively in its financial statements.

1 Repository corticotropin injection.
2 Collagenase clostridium histolyticum.
3 The financial results presented in this release reflect the continuing operations of Keenova Therapeutics plc.

Third Quarter 2026 Financial Results

Net sales from continuing operations in the third quarter of 2026 were $550 million, an increase of $133 million over the same period in 2025, primarily reflecting strong performance from Acthar Gel and XIAFLEX, as well as the benefit of a full quarter of XIAFLEX net sales compared to only two months in the third quarter of 2025 following the July 31, 2025, merger close.

•Acthar Gel net sales were $227 million, an increase of 25% from the prior-year period, primarily driven by higher patient demand and commercial investments.
•XIAFLEX net sales were $164 million, driven by increased demand in Peyronie’s disease and net price.

Loss from continuing operations was $96 million, compared to $242 million in the prior-year period. The year-over-year improvement reflected strong performance from Acthar Gel and XIAFLEX, including the impact of a full quarter of XIAFLEX, as well as the realization of business combination synergies. Results also benefited from the absence of $100 million of transaction-related compensation expenses, $76 million lower professional fees and other cash costs related to merger and integration activities, and $52 million lower non-cash amortization of inventory fair value step-up adjustments. These favorable impacts were partially offset by a $151 million pre-tax loss on the divestiture of Percocet and the inclusion of a full quarter of Endo operating costs in 2026 compared to two months in the prior-year period following the July 31, 2025, merger close. Adjusted EBITDA from continuing operations was $233 million.

XIAFLEX Pipeline Update

•Plantar Fibromatosis: The Company is targeting submission of an sBLA to the FDA in the first quarter of 2027.
•Hammer Toe: The Company initiated enrollment in its Phase 3 study in August 2026.

Synergies Update

In the third quarter of 2026, the Company realized $31 million in synergies. The Company is tracking ahead of plan on business combination synergies and now expects to realize approximately $110 million of pre-tax synergies in 2026, while remaining on track to achieve $150 million of annual pre-tax run-rate synergies by the merger's three-year anniversary.

Full-Year 2026 Financial Guidance

Keenova is raising its full-year 2026 Net Sales and Adjusted EBITDA guidance, reflecting an increase in the expected XIAFLEX growth and Acthar Gel strength. The Company’s financial guidance is as follows:

	Current FY 2026 Guidance	Previous FY 2026 Guidance
Acthar Gel Net Sales Growth	20% to 22%	20% to 22%
Xiaflex Net Sales Growth [4]	10% to 11%	High Single Digit
Pro Forma Net Sales	$2.00B to $2.025B	$1.94B to $2.00B
Pro Forma Adjusted EBITDA	$750M to $770M	$715M to $745M

The guidance for pro forma net sales and pro forma Adjusted EBITDA excludes the full-year contribution of Percocet and does not take into account any future acquisition or divestiture activity. In addition, the pro forma Adjusted EBITDA guidance incorporates anticipated business combination synergies to be realized in 2026.

The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of pro forma Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.

Please see "Non-GAAP Financial Measures" included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the third quarter.

4 Compared to aggregate XIAFLEX net sales for fiscal year 2025, which is calculated based on Endo’s XIAFLEX net sales of $299.7 million for the pre-merger portion of fiscal year 2025 and Keenova’s XIAFLEX net sales of $246.6 million for the post-merger portion of fiscal year 2025, for a total of $546.3 million.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, to be filed with the U.S. Securities and Exchange Commission (“SEC”), for additional information.
Conference Call and Webcast
Keenova will hold a conference call for investors today, November 10, 2026, at 8:00 a.m. Eastern Time.
The audio webcast may be accessed through the Investor Relations section of the Company’s website or through this webcast link. To access the call through a conference line, participants can register here to receive dial-in numbers and a personalized PIN to participate in the call. Participants are advised to join 10 minutes prior to the scheduled start time. A replay of the webcast will be available following the event.

About Keenova
Keenova Therapeutics is a leading U.S.-focused branded therapeutics company that strives to help patients with rare or unaddressed conditions live happier and healthier lives.
Keenova’s rare disease capabilities underpin our diversified brands portfolio, which is focused across a wide range of specialty therapeutic areas of significant unmet need. These include rheumatology, ophthalmology, nephrology, neurology, pulmonology, orthopedics, urology, and neonatal respiratory critical care.
Headquartered in Dublin, Ireland, Keenova benefits from a strong U.S. manufacturing footprint with facilities in Louisiana, New Jersey, New York, Pennsylvania, and Wisconsin. To learn more, please visit www.keenova.com.
Keenova uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release includes certain financial information of the Company that is not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and assessing the Company’s capital structure, and the Company believes that these measures will be used by certain investors to evaluate operating results and financial leverage, borrowing capacity and balance sheet risk. The Company believes that presenting these non-GAAP financial measures provides useful information about performance and financial leverage across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable. Despite the importance of these measures to management in goal-setting and performance measurement, these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, metrics such as non-GAAP Adjusted EBITDA from continuing operations and similar metrics (unlike GAAP measures and relevant components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with the Company’s and Endo’s unaudited condensed consolidated financial statements, audited financial statements, and publicly filed reports in their entirety. Reconciliations of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release. Further information regarding non-GAAP financial measures can be found on the Company’s website at www.keenova.com.

Adjusted EBITDA
During the second quarter of 2026, the Company updated its definition of Adjusted EBITDA to include an adjustment for strategic initiative costs, as further described below, and relevant prior periods were recast to reflect the change. Adjusted EBITDA represents net income or loss prepared in accordance with GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, income (loss) from discontinued operations, interest expense, net; income tax expense (benefit); depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; strategic initiative costs; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.

Strategic initiative costs represent expenses incurred in connection with evaluating, pursuing, negotiating, or otherwise facilitating significant strategic transactions and initiatives whether or not completed or achieved. These activities may include acquisitions, divestitures, licensing transactions, business development initiatives, portfolio optimization efforts, strategic alternatives reviews, IPO readiness projects, company sale processes and other transformational corporate initiatives. Such costs primarily consist of legal, accounting, consulting, diligence, valuation, investment banking, tax, regulatory, and related expenses.

The Company excludes these costs from non-GAAP financial measures because they are not considered indicative of the Company’s core operating performance and may vary significantly from period to period based on the timing and nature of strategic initiatives.
Adjusted EBITDA from Continuing Operations
Adjusted EBITDA from continuing operations represents Adjusted EBITDA (as defined above) and as adjusted for income (loss) from discontinued operations.
Forward Looking Statements
Statements in this Press Release that are not strictly historical, including statements regarding the future financial condition and operating results of the Company, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Keenova’s businesses and any other statements regarding events or developments Keenova believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “project,” “anticipate,” “approximately,” “estimate,” “predict,” “potential,” “continue,” “may,” “could,” “should,” “will” or the negative of these terms or similar expressions.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the expected benefits and synergies of the business combination with Endo may not be fully realized in a timely manner, or at all; the Company’s increased indebtedness as a result of the business combination with Endo and significant transaction costs related to the business combination with Endo; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the separation of Par Health may not be fully realized in a timely manner, or at all; loss of the benefits of services provided by Par Health or certain of its subsidiaries as a result of the separation of Par Health; risks associated with being a smaller, less diversified company as a result of the separation of Par Health; unanticipated costs, litigation and/or regulatory inquiries and investigations, including as a result of the business combination with Endo or the separation of Par Health; potential changes in the Company’s business strategy, portfolio, capital allocation decisions, and performance; the total consideration to be received in connection with the Percocet divestiture; exposure to global economic conditions and market uncertainty; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to the Company or its officers; the Company’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; matters related to Acthar® Gel (repository corticotropin injection), including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with the Company’s suppliers, customers, employees and other third parties; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of the Company’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by the Company’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; the Company’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel SelfJect, the INOmax® Evolve DS delivery system, and XIAFLEX; the Company’s ability to successfully pursue additional indications for XIAFLEX, including the timing and outcome of clinical results and regulatory submissions; the Company’s ability to successfully identify or discover additional products or product candidates; the Company’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; the Company’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of qualified personnel in key fields; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; the Company’s reliance on certain individual products that are material to its financial performance; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; new or increased tariffs and evolving trade relations and changes in trade and taxation policy; the Company’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; the Company’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing the Company’s indebtedness and settlement obligation on the Company’s operations, future financings and use of proceeds; the Company’s variable rate indebtedness; the Company’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the comparability of the Company’s financial results to historical financial statements in light of its emergence from Chapter 11 bankruptcy proceedings in 2023, the divestiture of the Therakos business, the business combination with Endo and separation of Par Health.

The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, to be filed with the SEC, and other filings with the SEC, all of which are on file and available from the SEC’s website (www.sec.gov) and the Company’s website (www.keenova.com), identify and describe in more detail the risks and uncertainties to which the Company’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

CONTACTS
Investors:
investor.relations@keenova.com
Media:
media.relations@keenova.com

KEENOVA THERAPEUTICS PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)
	Three Months Ended		Change
	September 30, 2026	September 26, 2025	$	%
Acthar Gel	$226.5	$181.4	$45.1	25%
XIAFLEX	163.7	90.1	73.6	82%
INOmax	57.1	58.9	(1.8)	(3)%
Other Products	83.2	79.0	4.2	5%
License Revenues	19.0	6.7	12.3	NM
Total	$549.5	$416.1	$133.4	32%
________
NM indicates that the percentage change is not meaningful or is greater than 100%.

KEENOVA THERAPEUTICS PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)
	Nine Months Ended		Change
	September 30, 2026	September 26, 2025	$	%
Acthar Gel	$600.7	$471.9	$128.8	27%
XIAFLEX	447.9	90.1	357.8	NM
INOmax	174.8	183.3	(8.5)	(5)%
Other Products	277.1	135.3	141.8	NM
License Revenues	34.5	7.0	27.5	NM
Total	$1,535.0	$887.6	$647.4	73%

________
NM indicates that the percentage change is not meaningful or is greater than 100%.

KEENOVA THERAPEUTICS PLC
CONSOLIDATED ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(unaudited, in millions)
	Three Months Ended		Nine Months Ended
	September 30, 2026	September 26, 2025	September 30, 2026	September 26, 2025
Net (loss) income	$(96.1)	$(291.1)	$(430.1)	$(316.4)
Loss (income) from discontinued operations, net of income taxes	—	49.1	—	(31.4)
Loss from continuing operations	(96.1)	(242.0)	(430.1)	(347.8)
Adjustments:
Interest expense, net	42.5	42.8	132.6	100.2
Income tax (benefit) expense	(20.0)	(24.3)	(38.2)	(24.0)
Depreciation	5.8	4.2	17.6	9.9
Amortization [1]	46.1	39.5	155.1	58.7
Combination, integration, and other related expenses [2]	10.1	86.3	38.5	129.4
Restructuring credits, net	—	—	—	(2.2)
Non-restructuring impairment charge [3]	—	—	207.7	—
Liabilities management and separation costs [4]	—	0.1	—	1.1
Loss (gain) on divestiture [5]	150.6	(0.7)	150.3	6.0
Fresh-start inventory-related expense [6]	—	49.3	53.7	129.3
Business combination inventory-related expenses [7]	81.4	83.7	271.7	83.7
Share-based compensation [8]	13.3	20.0	45.3	33.7
Gain on debt extinguishment at par	—	(15.9)	—	(15.9)
Change in fair value of contingent consideration	(7.2)	2.2	(6.0)	3.0
Change in derivative asset and liabilities fair value	—	1.4	—	4.4
Unrealized (gain) loss on equity investment	—	0.4	0.5	2.6
Strategic initiative costs [9]	4.1	—	17.5	—
Other	1.9	(1.3)	1.6	(1.3)
Adjusted EBITDA from continuing operations	$232.5	$45.7	$617.8	$170.8
(1)Represents amortization of intangible assets.
(2)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning and execution, and regulatory costs associated with the business combination.
(3)Represents non-cash asset impairment charges relating to the Percocet business.
(4)Represents professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from Chapter 11 bankruptcy proceedings.
(5)Three and nine months ended September 30, 2026 primarily represents the loss on divestiture of the Percocet business. Nine months ended September 26, 2025 primarily represents loss arising from final working capital adjustment following the Therakos sale.
(6)Represents amortization of inventory fair value step-up arising from the application of fresh start accounting upon emergence from Chapter 11 bankruptcy in 2023.
(7)Represents amortization of inventory fair value step-up arising from the application of purchase accounting for business combinations.
(8)Represents compensation expense recognized in connection with equity awards granted to employees and non-employee directors
(9)Represents expenses incurred in connection with evaluating, pursuing, negotiating, or otherwise facilitating significant strategic transactions and initiatives whether or not completed or achieved. These activities may include acquisitions, divestitures, licensing transactions, business development initiatives, portfolio optimization efforts, strategic alternatives reviews, IPO readiness projects, company sale processes and other transformational corporate initiatives. Such costs primarily consist of legal, accounting, consulting, diligence, valuation, investment banking, tax, regulatory, and related expenses.

KEENOVA THERAPEUTICS PLC
CONSOLIDATED ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(unaudited, in millions)
	(Recast)[1] Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended
	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Net loss	$(113.5)	$(220.5)	$(96.1)	$(430.1)
Loss from discontinued operations, net of income taxes	—		—	—
Loss from continuing operations	(113.5)	(220.5)	(96.1)	(430.1)
Adjustments:
Interest expense, net	45.6	44.5	42.5	132.6
Income tax expense (benefit)	4.8	(23.0)	(20.0)	(38.2)
Depreciation	5.6	6.2	5.8	17.6
Amortization [2]	55.4	53.6	46.1	155.1
Combination, integration, and other related expenses [3]	19.8	8.6	10.1	38.5
Non-restructuring impairment charge [4]	—	207.7	—	207.7
(Gain) loss on divestiture [5]	(0.2)	(0.1)	150.6	150.3
Fresh-start inventory-related expense [6]	44.8	8.9	—	53.7
Business combination inventory-related expenses [7]	100.2	90.1	81.4	271.7
Share-based compensation [8]	11.0	21.0	13.3	45.3
Change in fair value of contingent consideration	0.6	0.6	(7.2)	(6.0)
Unrealized loss on equity investment	0.5	—	—	0.5
Strategic initiative costs [9]	4.9	8.5	4.1	17.5
Other	(0.3)	—	1.9	1.6
Adjusted EBITDA from continuing operations	$179.2	$206.1	$232.5	$617.8

(1)Three months ended March 31, 2026 have been recast to include the adjustment for strategic initiative costs.
(2)Represents amortization of intangible assets.
(3)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning and execution, and regulatory costs associated with the business combination.
(4)Represents non-cash asset impairment charges relating to the Percocet business.
(5)Three months ended September 30, 2026 represents the loss on divestiture of the Percocet business offset by an immaterial gain.
(6)Represents amortization of inventory fair value step-up arising from the application of fresh start accounting upon emergence from Chapter 11 bankruptcy in 2023.
(7)Represents amortization of inventory fair value step-up arising from the application of purchase accounting for business combinations.
(8)Represents compensation expense recognized in connection with equity awards granted to employees and non-employee directors.
(9)Represents expenses incurred in connection with evaluating, pursuing, negotiating, or otherwise facilitating significant strategic transactions and initiatives whether or not completed or achieved. These activities may include acquisitions, divestitures, licensing transactions, business development initiatives, portfolio optimization efforts, strategic alternatives reviews, IPO readiness projects, company sale processes and other transformational corporate initiatives. Such costs primarily consist of legal, accounting, consulting, diligence, valuation, investment banking, tax, regulatory, and related expenses.

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 26, 2025	September 30, 2026	September 26, 2025
Net sales	$549.5	$416.1	$1,535.0	$887.6
Cost of sales	214.4	243.7	731.3	452.4
Gross profit	335.1	172.4	803.7	435.2
Selling, general and administrative expenses	212.2	298.3	666.6	529.6
Combination, integration, and other related expenses	10.1	86.3	38.5	129.4
Research and development expenses	37.4	29.1	85.6	62.4
Restructuring credits, net	—	—	—	(2.2)
Non-restructuring impairment charges	—	—	207.7	—
Liabilities management and separation costs	—	0.1	—	1.1
Operating income (loss)	75.4	(241.4)	(194.7)	(285.1)
Interest expense	(50.5)	(49.9)	(152.7)	(115.0)
Interest income	8.0	7.1	20.1	14.8
Gain on debt extinguishment	—	15.9	—	15.9
(Loss) gain on divestiture	(150.6)	0.7	(150.3)	(5.9)
Other income (expense), net	1.6	1.2	9.3	3.4
Loss from continuing operations before income taxes	(116.1)	(266.4)	(468.3)	(371.9)
Income tax benefit	(20.0)	(24.4)	(38.2)	(24.2)
Loss from continuing operations	(96.1)	(242.0)	(430.1)	(347.7)
(Loss) income from discontinued operations, net of income taxes	—	(49.1)	—	31.4
Net loss	$(96.1)	$(291.1)	$(430.1)	$(316.3)

Basic (loss) income per share
Loss from continuing operations	$(2.43)	$(7.49)	$(10.86)	$(14.55)
(Loss) income from discontinued operations	—	(1.52)	—	1.31
Net loss	$(2.43)	$(9.01)	$(10.86)	$(13.23)
Basic weighted-average shares outstanding	39.6	32.3	39.6	23.9

Diluted (loss) income per share:
Loss from continuing operations	$(2.43)	$(7.49)	$(10.86)	$(14.55)
(Loss) income from discontinued operations	—	(1.52)	—	1.31
Net (loss) income	$(2.43)	$(9.01)	$(10.86)	$(13.23)
Diluted weighted-average shares outstanding	39.6	32.3	39.6	23.9

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share data)

	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$1,085.6	$812.8
Accounts receivable, less allowance for doubtful accounts of $1.3 and $1.1	391.0	299.1
Inventories	493.5	553.5
Prepaid expenses and other current assets	213.1	254.9
Total current assets	2,183.2	1,920.3
Property, plant and equipment, net	186.5	185.4
Goodwill	23.8	31.8
Intangible assets, net	1,675.8	2,229.6
Deferred income taxes	669.0	654.8
Other assets	343.2	606.7
Total Assets	$5,081.5	$5,628.6

Liabilities, Mezzanine Equity and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$15.0	$15.0
Accounts payable	62.7	77.9
Accrued payroll and payroll-related costs	98.5	120.7
Accrued interest	39.3	18.0
Acthar Gel-Related Settlement	30.5	33.7
Accrued rebates and returns	229.4	241.0
Accrued and other current liabilities	149.5	165.8
Total current liabilities	624.9	672.1
Long-term debt	2,511.7	2,532.3
Acthar Gel-Related Settlement	95.1	112.1
Deferred income taxes	53.4	115.6
Other income tax liabilities	17.1	18.8
Other liabilities	109.0	112.5
Total Liabilities	3,411.2	3,563.4
Commitments and contingencies
Share-based mezzanine equity	94.1	—
Shareholders' Equity:
Preferred Shares, $0.001 par value, 3,000,000,000,000 authorized; none issued and outstanding	—	—
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized; 39,646,269 and 39,543,990 issued and outstanding	0.4	0.4
Additional paid-in capital	2,059.4	2,115.5
Accumulated other comprehensive (loss) income	(1.8)	1.0
Accumulated deficit	(481.8)	(51.7)
Total Shareholders' Equity	1,576.2	2,065.2
Total Liabilities, Mezzanine Equity and Shareholders' Equity	$5,081.5	$5,628.6

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Nine Months Ended
	September 30, 2026	September 26, 2025
Cash Flows From Operating Activities - Continuing Operations:
Loss from continuing operations	$(430.1)	$(347.7)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	172.7	68.6
Share-based compensation	45.3	33.3
Deferred income taxes	(76.4)	(47.2)
Non-cash impairment charge	207.7	—
Loss on divestiture	150.3	5.9
Gain on debt extinguishment	—	(4.6)
Inventory step-up amortization from acquisitions	271.7	83.7
Inventory provisions	9.2	22.2
Fair value adjustment in contingent consideration liabilities	(6.0)	2.9
Non-cash accretion expense	13.5	4.6
Other non-cash items	(6.0)	19.5
Changes in assets and liabilities:
Accounts receivable, net	(95.1)	(9.1)
Inventories	2.3	143.3
Accounts payable	(8.2)	(6.6)
Income taxes	10.7	15.9
Acthar Gel-Related Settlement	(33.7)	(21.3)
Payments of contingent consideration	(13.2)	—
Other	75.3	(4.5)
Net cash provided by (used in) operating activities - continuing operations	$290.0	$(41.1)
Cash Flows From Investing Activities - Continuing Operations:
Capital expenditures	(21.4)	(23.7)
Receipts of unrestricted cash, net of payments related to the Business Combination (Note 3)	—	333.4
Receipts of restricted cash related to the Business Combination (Note 3)	—	93.4
Payments from divestiture, net of divested cash	20.4	(6.2)
Proceeds from sale of equity securities	10.2	—
Other	0.6	3.8
Net cash provided by investing activities - continuing operations	$9.8	$400.7
Cash Flows From Financing Activities - Continuing Operations:
Repayment of external debt	(11.3)	(869.4)
Net share settlements, equity-based compensation	(3.4)	(1.9)
Makewhole premium	—	(24.3)
Payment of contingent consideration	(9.7)	(1.8)
Other	—	(0.6)
Net cash used in financing activities - continuing operations	$(24.4)	$(898.0)
Discontinued Operations:
Net cash provided by operating activities - discontinued operations	—	167.5
Net cash used in investing activities - discontinued operations	—	(33.1)
Net cash provided by financing activities - discontinued operations	—	1,159.9
Net cash provided by discontinued operations	$—	$1,294.3
Effect of currency rate changes on cash	(1.5)	1.4
Net change in cash, cash equivalents and restricted cash	273.9	757.3
Cash, cash equivalents and restricted cash at beginning of period	954.0	445.7
Cash, cash equivalents and restricted cash at end of period	$1,227.9	$1,203.0

Cash and cash equivalents at end of period	1,085.6	1,047.9
Restricted cash included in prepaid expenses and other assets at end of period	111.7	113.2
Restricted cash included in other long-term assets at end of period	30.6	41.9
Cash, cash equivalents and restricted cash at end of period	$1,227.9	$1,203.0

Cash and cash equivalents at end of period - discontinued operations	—	192.9
Restricted cash included in prepaid expenses and other assets at end of period - discontinued operations	—	0.2
Restricted cash included in other long-term assets at end of period - discontinued operations	—	14.3
Cash, cash equivalents and restricted cash at end of period - continuing operations	$1,227.9	$995.6
Cash and cash equivalents at end of period - continuing operations	1,085.6	855.0
Restricted cash included in prepaid expenses and other assets at end of period - continuing operations	111.7	113.0
Restricted cash included in other long-term assets at end of period - continuing operations	30.6	27.6
Cash, cash equivalents and restricted cash at end of period - continuing operations	$1,227.9	$995.6